Exhibit 4.16
SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 12, 2006, among Liberty Waste, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), a subsidiary of Waste Services, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) party to the Indenture on the date hereof and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 30, 2004, providing for the issuance of 9½ % Senior Subordinated Notes due 2014 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement To Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.
     3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor (including the Guaranteeing Subsidiary) under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
     4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
     5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

LIBERTY WASTE, LLC
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Vice President and Secretary

WASTE SERVICES, INC.
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President, General Counsel and Secretary

WASTE SERVICES OF FLORIDA, INC.
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Vice President and Secretary

SANFORD RECYCLING AND TRANSFER, INC.
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Vice President and Secretary

JACKSONVILLE FLORIDA LANDFILL, INC.
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Vice President and Secretary

JONES ROAD LANDFILL AND RECYCLING, LTD. by its General Partner, JACKSONVILLE FLORIDA LANDFILL, INC.
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Vice President and Secretary

OMNI WASTE OF OSCEOLA COUNTY LLC
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Manager

CACTUS WASTE SYSTEMS, LLC
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Manager

WASTE SERVICES OF ARIZONA, INC.
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Vice President and Secretary

WASTE SERVICES LIMITED PARTNER, LLC
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Manager

WS GENERAL PARTNER, LLC by its Sole Member, WASTE SERVICES, INC.
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President, General Counsel and Secretary

RUFFINO HILLS TRANSFER STATION LP
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Vice President and Secretary

FORT BEND REGIONAL LANDFILL LP
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Vice President and Secretary

WSI WASTE SERVICES OF TEXAS, LP
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Vice President and Secretary

WASTE SERVICES OF ALABAMA, INC.
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Vice President and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President